                                                                   Exhibit 4 (c)
- --------------------------------------------------------------------------------



                        TUPPERWARE FINANCE COMPANY, B.V.

                                      AND

                                [WARRANT AGENT]
                                AS WARRANT AGENT



                                ---------------


                      WARRANT AGREEMENT -- DEBT SECURITIES

                         DATED AS OF             , 199
                                     -----------      -

                                ---------------



- --------------------------------------------------------------------------------

                        TUPPERWARE FINANCE COMPANY, B.V.
                       Form of Debt Warrant Agreement/*/

     THIS WARRANT AGREEMENT, dated as of _________, 199_, between
TUPPERWARE FINANCE COMPANY, B.V., a corporation organized under the laws of the Kingdom of the Netherlands, (the "Company," which term includes any successor corporation under the Indenture referred to below) and [WARRANT AGENT], as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company has entered into an indenture (the "Indenture"), dated as of ___________, 1996, between the Company and [NBD First Chicago Corporation], as trustee (the "Trustee"), to be issued in one or more series as provided in the Indenture; [IF WARRANT SECURITIES ARE NOT UNDER SAME INDENTURE AS DEBT SECURITIES TO WHICH THEY ARE ATTACHED: and an Indenture (the "[Senior] [Subordinated] Indenture," the Indenture and the [Senior] [Subordinated] Indenture being referred to collectively as the "Indentures"), dated as of ____________, 199_, between the Company and _________________, as trustee (the
"[Senior] [Subordinated] Trustee," (the Trustee and the [Senior] [Subordinated] Trustee being referred to collectively as the "Trustees"), providing for the issuance from time to time of its [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[Senior] [Subordinated] Debt Securities," the Debt Securities and the [Senior] [Subordinated] Debt Securities being referred to collectively as the "Debt Securities"), to be issued in one or more series as provided in the _____________ Indenture]; and

     WHEREAS, the Company proposes to sell [IF WARRANTS ARE SOLD WITH DEBT
SECURITIES: [insert title of Debt Securities being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant"), representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being referred to herein as the "Warrant Certificates"; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

- ----------------
/*/ Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities. Monetary amounts may be in U.S. dollars, foreign currency or European Currency Units ("ECU").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

     SECTION 1.1. Issuance of Warrants. [IF WARRANTS ALONE: Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [IF OFFERED SECURITIES AND WARRANTS: Warrants shall be [initially] issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after __________, ____ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of $_________. [IF OFFERED SECURITIES AND
WARRANTS: Warrant Certificates shall be [initially] issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence __________ Warrants for each [$________ principal amount] [_______ shares] of Offered Securities included in such unit.]

     SECTION 1.2.  Execution and Delivery of Warrant Certificates.  Each
Warrant Certificate, whenever issued, shall be in [registered] [bearer] form substantially in the form set forth in Exhibit A, shall be dated ____________, 199_ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law, rule or regulation or with any rule or regulation of any stock exchange on which the Warrants may be listed or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by any director or the Chairman of the Board, the President, any Vice Chairman, any Executive Vice President and by its Secretary or any Assistant Secretary under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized directors or officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the

Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     If any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such an officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

     The term "holder" or "holder of a Warrant Certificate" as used herein shall mean [the bearer of such Warrant Certificate] [any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose] [IF OFFERED SECURITIES AND WARRANTS ARE NOT IMMEDIATELY DETACHABLE: or [the bearer] [upon the register] of the Offered Securities prior to the Detachable Date. [Prior to the Detachable Date, the Company shall, or shall cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date]].

     SECTION 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an amount not exceeding $___________ aggregate principal amount of Warrant Securities (except as provided in Sections 1.4, 2.3(c), 3.2 and 4.1) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to $_________ aggregate principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates, upon the partial exercise of a warrant evidenced by a Warrant Certificate, or in connection with their transfer as provided in Section 2.3(c) or Article IV.

     SECTION 1.4. Temporary Warrant Certificate. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company shall cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or at _____________, ___________], without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                  ARTICLE II

                          WARRANT PRICE, DURATION AND
                             EXERCISE OF WARRANTS

     SECTION 2.1.  Warrant Price.  (a)  During the period from ___________,
____ through and including ___________, ____, the exercise price of each Warrant shall be $________ plus [accrued amortization of the original issue discount] [accrued interest] from ___________. During the period from _________, ____ through and including _________, ____, the exercise price of each Warrant shall be $________ plus [accrued amortization of the original issue discount] [accrued interest] from ____________[; provided, however, that (i) in the case of a Warrant exercised on or before the [record date for] an interest payment date under the Indenture that occurs on ___________, 199__, the Warrant Price shall be the sum of $________ and any accrued interest from and including the date of issuance up to but not including the date of exercise; and (ii) in the case of a Warrant exercised after [a record date for] an interest payment date but before the next succeeding interest payment date under the Indenture, the Warrant Price shall be $________ minus an amount equal to the interest that would otherwise accrue from and including the date of exercise up to but not including the next succeeding interest payment date under the

Indenture and the holder of such Warrant will not receive with respect to such Warrant an interest payment on such interest payment date]. [In each case, the original issue discount shall be amortized at a ___% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months.] [Accrued interest shall be computed at a rate equal to ____% and will accrue on the basis of a 360-day year of twelve 30-day months.] Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." [The original issue discount for each $_________ principal amount of Warrant Securities is $______________.]

     (b) Notwithstanding any provision in this Agreement to the contrary, the Company may at its option, at any time during the term of the Warrants, for a period not less than 15 days, reduce the then Warrant Price, by an amount deemed appropriate by the Board of Directors of the Company. Such increase or reduction shall be effective only with respect to Warrants exercised during such period. Upon any such reduction of the Warrant Price, the Company shall give prompt written notice of such adjustment to the Warrant Agent and the Warrant Agent shall, on behalf of and at the expense of the Company, promptly, and in any case within 10 days after receiving notice of such adjustment, mail by first class mail, postage prepaid, to each holder, such notice prepared by the Company of such adjustment. The Warrant Agent shall exhibit the notice, from time to time, to any holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall be entitled to rely on such notice and, except as set forth herein, shall be under no duty or responsibility with respect to any such notice.

     (c) Warrants may be exercised by the holders thereof at any time at the Warrant Price then in effect when the Warrant Securities are registered pursuant to an effective registration statement under the Securities Act. Warrants shall in no event be exercisable for the purchase of Warrant Securities at any time when such Warrant Securities are not registered pursuant to an effective registration statement under the Securities Act. The Company shall promptly give all holders of Warrants notice of the effectiveness of a registration statement in respect of Warrant Securities and of any subsequent lapses in the effectiveness of such registration statement.

     SECTION 2.2. Duration of Warrants. Each Warrant may be exercised in whole at any time as specified herein on or after [the date thereof] [____________, ____] and at or before 5:00 P.M., New York City time, on ___________, ____ [or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent] (the "Expiration Date"). Each Warrant not exercised at or before 5:00 P.M., New

York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

     SECTION 2.3. Exercise of Warrants. (a) During the period specified in Section 2.2 any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in [lawful money of the United States of America] [applicable currency], in cash or by certified check or official bank check or by bank wire transfer, in each case [by bank wire transfer] [in immediately available funds], the Warrant Price for each Warrant exercised to the Warrant Agent at its corporate trust office [or at __________, ____________], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed [including any applicable certifications if the Warrant Securities are issuable in bearer form]. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. If, pursuant to the immediately preceding sentence, the Warrant shall be deemed to be exercised on a date after the Expiration Date, the exercise thereof shall be null and void and such payment returned to the holder thereof as promptly as practicable. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it [IF NON-DOLLAR DENOMINATED FUNDS: or in such other account designated by the Company] and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing. If the Warrant Agent does not receive the Warrant Certificate within five business days after such payment, upon the written request of the holder and after notice to the Company, the Warrant Agent may repay the Warrant Price to the holder by withdrawing from the Company's account the funds received from the holder.

          (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company [and the Trustee under the Indenture relating to the Warrant Securities] of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or such Trustee shall reasonably require.

          (c) As promptly as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations, to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

          (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and if any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

     SECTION 3.1.  No Rights as Warrant Securityholder Conferred by
Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest, if any, on Warrant Securities or to enforce any of the agreements or covenants in the Indenture relating to the Warrant Securities.

     SECTION 3.2.  Lost, Stolen, Mutilated or Destroyed Warrant
Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 3.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     SECTION 3.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and this Agreement.

     SECTION 3.4. Consolidation, Merger, Sale or Conveyance. If at any time there shall be a consolidation, merger, sale or conveyance to which Article 801 of the Indenture relating to the Warrant Securities applies, then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to such Indenture, as if it had been named herein and in the Warrant as the Company. The Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which theretofore shall not have been issued by the Company, and may execute and deliver Warrant Securities in its own name pursuant to such Indenture, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

     The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, sale or conveyance complies with the provisions of this Section 3.4 and such Indenture.


                                  ARTICLE IV

                             EXCHANGE AND TRANSFER
                            OF WARRANT CERTIFICATES

     SECTION 4.1. Exchange and Transfer of Warrant Certificates. [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE: Upon] [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE: Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to the Detachable Date, each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates. After the Detachable Date, upon] surrender at the corporate trust office of the Warrant Agent [or at ___________, ___________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants [or the transfer thereof may be registered in whole or in part], provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. [The Warrant Agent shall keep, at its corporate trust office [and at ________, ______________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or at ________, ______________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer], an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a

Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange [or registration of transfer].

     SECTION 4.2. Treatment of Holders of Warrant Certificates. [IF OFFERED SECURITIES AND WARRANTS ARE NOT IMMEDIATELY DETACHABLE: Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date,] [IF REGISTERED WARRANTS: and prior to due presentment of a Warrant Certificate for registration of transfer,] [T]he Company, the Warrant Agent and all other persons may treat the holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     SECTION 4.3. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange[, registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall promptly notify the Company of any Warrant Certificate which has been cancelled and shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.



                                   ARTICLE V

                         CONCERNING THE WARRANT AGENT

     SECTION 5.1. Warrant Agent. The Company hereby appoints [Warrant Agent] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and [Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant

Certificates and this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereinafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including, without limitation, the terms and conditions set forth in this Section 5.2, to all of which the Company agrees and to all of which the rights of the holders from time to time of the Warrant Certificates hereunder shall be subject:

          (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees and expenses not to exceed $__________) incurred by the Warrant Agent without gross negligence, bad faith or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct, or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such liability.

          (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

          (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit or other document furnished to it by the Company reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

          (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

          (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

          (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limitation, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2, to make any demand upon the Company. This Section 5.2(i) shall not be construed to relieve the Warrant Agent from liability for its own negligent action, failure to act or willful misconduct.

     SECTION 5.3.  Resignation and Appointment of Successor.

          (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the Company by the filing with the Warrant Agent of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon the appointment by the Company, as provided below, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

          (c) If at any time the Warrant Agent shall resign, shall be removed, shall become incapable of acting, shall be adjudged a bankrupt or insolvent, shall commence a voluntary case under the Federal bankruptcy laws as now or hereafter constituted or under any other applicable Federal or State bankruptcy, insolvency or similar law, shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, shall make an assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall take corporate action in furtherance of any such actions, a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or similar law, a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of such a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets or business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1. Amendment. This Warrant Agreement may be amended by the parties hereto for any reason with the consent of the holders of not less than a majority of the then outstanding unexercised Warrants. Notwithstanding the foregoing, this Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not have a material adverse effect on the interests of the holders of the Warrant Certificates.

     SECTION 6.2.  Notices and Demands to the Company and Warrant Agent.
If the Warrant Agent shall receive any notice or demand addressed to the Company or the Warrant Agent by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward a copy of such notice or demand to the Company.

     SECTION 6.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [Warrant Agent], __________________, _______________, Attention:___________________ and
any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Tupperware Finance Company, B.V., P.O. Box 2353, 14901 South Orange Blossom Trail, Orlando, Florida, 32802, Attention:
_____________________ (or such other address as shall be specified in writing to the other party by the Warrant Agent or the Company).

     SECTION 6.4. Notices to Holders of Warrant Certificates. Any notice to holders of Warrant Certificates which by any provisions of this Warrant Agreement is required or permitted to be given shall be given by first class mail, postage prepaid, to such holder's address as it appears on the books of the Warrant Agent.

     SECTION 6.5. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of __________________.

     SECTION 6.6. Delivery of Prospectus. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and upon the exercise of any Warrant, the Warrant Agent shall deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus other than with respect to information provided by the Warrant Agent to the Company expressly for use therein.

     SECTION 6.7. Obtaining of Governmental Approvals. The Company shall from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of, and filings with, governmental agencies and authorities under U.S. Federal and State laws (including, without limitation, a registration statement in respect of the

Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be required in connection with the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     SECTION 6.8. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended or shall be construed to confer upon or give to any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     SECTION 6.9. Severability. If any provision of this Warrant Agreement or of the Warrants shall be determined to be invalid, illegal or unenforceable, such determination shall not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof or thereof.

     SECTION 6.10. Successors and Assigns; Benefits of Agreement. All covenants and agreements of the parties hereto under this Warrant Agreement shall bind their respective successors and assigns, whether or not so expressed herein. Nothing contained in this Agreement or in the Warrant Certificates, express or implied, shall give to any person, other than the parties hereto and their successors and assigns and the holders from time to time of the Warrants, any benefits or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 6.11.  Headings.  The descriptive headings of the several
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 6.13. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent or at ____________________, ___________________ for
inspection by the
holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 6.14. Jurisdiction; Venue. The Company hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts of the United States of America (the "U.S. Courts") for any litigation arising out of or relating to this Agreement, the Warrants or any Warrant Securities, waives any objection to the laying of venue of any such litigation in the U.S. Courts and agrees not to plead or claim in any U.S. Court that such litigation brought therein has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, Tupperware Finance Company, B.V. and [Warrant Agent] have caused this Agreement to be signed and attested by their respective duly authorized officers and their respective corporate seals to be affixed hereunto as of the day and year first written above.


                                    TUPPERWARE FINANCE COMPANY, B.V.


                                    By:
                                       -----------------------------
                                       Name:
                                       Title:


Attest:

- -------------------------------
Name:
Title:

                                    [WARRANT AGENT]


                                    By:
                                       --------------------------
                                       Name:
                                       Title:


Attest:

- -------------------------------
Name:
Title:

                                                                       EXHIBIT A


                          FORM OF WARRANT CERTIFICATE
                         [Face of Warrant Certificate]


[Form of Legend if Offered               Prior to ______________,_________,
Securities with Warrants which           this Warrant Certificate cannot be
are not immediately detachable:          transferred or exchanged unless
immediately detachable:                  attached to a [title of Offered
                                         Securities].]


[Form of Legend if Warrants are         Prior to __________________,________,
not immediately exercisable:            Warrants evidenced by this Warrant
                                        Certificate cannot be exercised.]

               EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                           AGENT AS PROVIDED HEREIN

                       TUPPERWARE FINANCE COMPANY, B.V.
                             WARRANTS TO PURCHASE
                         [TITLE OF WARRANT SECURITIES]

                   VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
                             ON ___________, ____


No. __________                                               __________ Warrants

     This certifies that [the bearer is the] [______________________ or registered assigns is the registered] owner of the above-indicated number of Warrants, each Warrant entitling such owner [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE: , subject to the [bearer] [registered owner] qualifying as a "holder" of this Warrant Certificate as defined below,] to purchase, at any time [after 5:00 P.M., New York City time, on ____________, ____, and] on or before 5:00 P.M., New York City time, on _____________, ____,
$_________ principal amount of [title of Warrant Securities] (the "Warrant Securities"), of Tupperware Finance Company, B.V. (the "Company"), issued and to be issued under the Indenture (as defined below), on the following basis: during the period from ______________, ____ through and including _______________,
____, the exercise price of each Warrant shall be $_______ plus [accrued amortization of the original issue discount] [accrued interest] from _______________, ____; during the period from ______________, ____ through and including _____________, ____, the exercise price of each Warrant shall be $________ plus [accrued amortization of the original issue discount] [accrued interest] from _____________, ____; provided, however, that (i) in the case of a Warrant exercised on or before the [record date for an] interest payment date under the Indenture that occurs on _____________, 199__, the Warrant Price shall be the sum of $________ and any accrued interest from and including the date of issuance up to but not including such date of exercise; and (ii) in the case of a Warrant exercised after [a record date for] an interest payment date under the Indenture but before the next succeeding interest payment date, the Warrant Price shall be $________ minus an amount equal to the interest that would otherwise accrue from and including the date of exercise up to but not including the next interest payment date and the holder will not receive an interest payment on such interest payment date. [In each case, the original issue discount shall be amortized at a ___% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months.] [Accrued interest will be computed at a rate equal to _____% and will accrue on the basis of a 360-day year of twelve 30-day months.] Such purchase price of Warrant Securities is referred to herein as the "Warrant Price". [The Warrant Price shall be subject to reduction as set forth in the Warrant Agreement (as defined below).] [The original issue discount for each $______ principal amount of Warrant Securities is $________.]

     The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof[, including any applicable certifications if the Warrant Securities are issuable in bearer form,] and by paying in full in [lawful money of the United States of America] [applicable currency], in cash or by certified check or official bank check or by bank wire transfer, in each case [by bank wire transfer] [in immediately available funds], the Warrant Price for each Warrant exercised to the Warrant Agent (as defined below) and by surrendering this Warrant Certificate within five business days of such payment, with the purchase form on the back hereof duly executed, at the corporate trust office of [Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), or ____________, currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

     The term "holder" as used herein shall mean [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE: prior to ___________, ____ (the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] [the bearer of this Warrant Certificate] [the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section
4.1 of the Warrant Agreement].

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of $__________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ____________ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _____________, _____________].

     The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate shall be issued under and in accordance with an Indenture, dated as of ____________, 1996 (the "Indenture"), between the Company and [NBD First Chicago Corporation], as trustee (the "Trustee"), and shall be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Securities are on file at the corporate trust office of the Trustee[, and at _____________, ______________].

     [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE:
Prior to ___________, ____, this Warrant Certificate may only be exchanged or transferred together with the [title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Securities. After such date, this] [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE: Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or at _____________, _______________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement] [effected by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes].

     [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE:
Except as provided in the immediately preceding paragraph, after] [IF OFFERED SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE:
After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ______________, ________________] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the agreements or covenants of the Indenture.

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.


Dated as of __________________      TUPPERWARE FINANCE COMPANY, B.V.



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Attest:


- ------------------------------



Countersigned:

[WARRANT AGENT]
  As Warrant Agent


By:
   ---------------------------
     Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]
                      Instructions for Exercise of Warrant

     To exercise the Warrants evidenced hereby, the holder must pay in [lawful money of the United States of America] [applicable currency], in cash or by certified check or official bank check or by bank wire transfer, in each case [by bank wire transfer] [in immediately available funds], the Warrant Price in full for Warrants exercised to [Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent], Attention: ________, which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                    TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise ___________ Warrants, evidenced by this Warrant Certificate, to purchase $___________ principal amount of the [title of Warrant Securities] (the "Warrant Securities") of Continental Bank Corporation and represents that he has tendered payment for such Warrant Securities in [lawful money of the United States of America] [applicable currency], in cash or by certified check or official bank check or by bank wire transfer, in each case [by bank wire transfer] [in immediately available funds] to the order of Tupperware Finance Company, B.V., c/o [insert name and address of Warrant Agent], in the amount of $__________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: _____________________        Name: _______________________________

____________________________        Address: ____________________________

(Insert Social Security or
Other Identifying Number of
Holder)
                                    Signature: ___________________
Signature Guaranteed:                  (Signature must conform in
_____________________________          all respects to name
                                       of holder as specified on
                                       face of this Warrant
                                       Certificate and must bear
                                       a signature guarantee by
                                       a bank, trust company or
                                       member broker of the New
                                       York, Midwest or Pacific
                                       Stock Exchanges)

     The Warrants evidenced hereby may be exercised at the following addresses:

By hand at:
              ----------------------------------

              ----------------------------------

              ----------------------------------

              ----------------------------------

By mail at:
              ----------------------------------

              ----------------------------------

              ----------------------------------

              ----------------------------------


     [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                                  ASSIGNMENT

                 [Form of Assignment To Be Executed If Holder
                Desires To Transfer Warrants Evidenced Hereby]


     FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

- --------------------------          --------------------------------------
(Please print name)                 (Please insert social security
                                     or other identifying number)
- --------------------------
(Address)

- --------------------------
(City, including zip code)


the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________ its Attorney to transfer said Warrant Certificate on the Books of the Warrant Agent with full power of substitution in the premises.

Dated: ___________________

                                            _______________________________
                                                       Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchanges)


Signature Guaranteed:

- --------------------------